UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2020

Heartland Financial USA, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque, Iowa 52001
(Address of principal executive offices, including zip code)

(563) 589-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule12b-2of the Securities Exchange Act of 1934 (17 CFR§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modifications to Rights of Security Holders.

On June 26, 2020, Heartland Financial USA, Inc. (“Heartland”) issued and sold 4,600,000 depositary shares, including 600,000 depositary shares issued upon the exercise in full by the Underwriters of their overallotment option (collectively, the “Depositary Shares”), each representing a 1/400th ownership interest in a share of Heartland’s 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share (the “Series E Preferred Stock”), with a liquidation preference of $10,000 per share of Series E Preferred Stock (equivalent to $25 per Depositary Share). The Depositary Shares are represented by depositary receipts (the “Depositary Receipts”). The issuance and sale of the Depositary Shares was undertaken pursuant to an Underwriting Agreement dated June 19, 2020 (the “Underwriting Agreement”), entered into among Heartland and Raymond James & Associates, Inc., Keefe, Bruyette & Woods, Inc. and Wells Fargo Securities, LLC, as representatives for the underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”).

Heartland filed a Certificate of Designation (the “Certificate of Designation”) to Heartland’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series E Preferred Stock on June 25, 2020. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights).

With respect to the payment of dividends and distributions upon Heartland’s liquidation, dissolution, or winding-up, the Series E Preferred Stock will rank:

•
senior to Heartland’s common stock and to any class or series of its capital stock that it may issue in the future that is not expressly stated to be on parity with or senior to the Series E Preferred Stock with respect to such dividends and distributions, including but not limited to Heartland’s Series A Junior Participating Preferred Stock;

•
on parity with, or equally to, any class or series of Heartland’s capital stock that it may issue in the future that is expressly stated to be on parity with the Series E Preferred Stock with respect to such dividends and distributions; and

•
junior to any class or series of Heartland’s capital stock that it may issue in the future that is expressly stated to be senior to the Series E Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock.

Heartland will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.

Heartland will pay dividends or make distributions on the Series E Preferred Stock only when, as, and if declared by its Board of Directors or a duly authorized committee of the Board. Under the terms of the Series E Preferred Stock, subject to certain important exceptions, the ability of Heartland to pay dividends on, make distributions with respect to, or to repurchase, redeem or otherwise acquire its common stock or any other stock ranking junior to or on parity with the Series E Preferred Stock is subject to restrictions unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series E Preferred Stock.

This description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the Certificate of Designation for the Series E Preferred Stock, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The terms of the Depositary Shares are set forth in the (1) Deposit Agreement, dated as of June 26, 2020 (the “Deposit Agreement”), by and among Heartland, Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of the Depositary Receipts described therein; and (2) the form of Depositary Receipt. Copies of the Deposit Agreement and the form of Depositary Receipt are included as Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation became effective upon filing with the Secretary of State of the State of Delaware on June 25, 2020, and it amends Heartland’s Certificate of Incorporation. The terms of the Series E Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K, both of which are incorporated by reference herein.

Item 8.01. Other Events.

On June 26, 2020, Heartland completed the issuance and sale of 4,600,000 Depositary Shares pursuant to the Underwriting Agreement.

The net proceeds from the offering, after deducting the underwriting discounts and commissions and offering expenses payable by Heartland, were approximately $110,827,500. The offering was made pursuant to a prospectus supplement dated June 19, 2020 and an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on August 8, 2019 (Registration No. 333-233120).

The legal opinion as to the legality of the Depositary Shares and the Series E Preferred Stock is included as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On June 26, 2020, Heartland issued a press release announcing the closing of the offering. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

3.1	Certificate of Designation of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, filed with the Secretary of State of the State of Delaware and effective June 25, 2020.

4.1	Form of certificate representing the 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E.

4.2
Deposit Agreement, dated June 26, 2020, by and among Heartland Financial USA, Inc., Broadridge Corporate Issuer Solutions, Inc. and the holders from time to time of Depositary Receipts described therein.

4.3	Form of Depositary Receipt representing Depositary Shares (included as Exhibit A to Exhibit 4.2).

5.1	Opinion of Dorsey & Whitney LLP regarding legality of the Depositary Shares and Series E Preferred Stock.

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

99.1	Press Release, dated June 26, 2020.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND FINANCIAL USA, INC.

Dated: June 26, 2020	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President and Chief Financial Officer